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                                   Exhibit 23
                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (number 333-44360) of E. I. du Pont de Nemours and Company of our report dated June 25, 2002 relating to the financial statements of the DuPont Specialty Grains, LLC Retirement and Savings Plan, which appears in this Form 11-K.



PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
June 26, 2002

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